EXHIBIT 10.2


                    Employment Agreement with John C. Harris


                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made and entered into as of October 1, 1999, by and between CBQ, Inc., a Colorado corporation (the "Company"), and John C. Harris (the "Employee").

The parties agree as follows:

1. Engagement and Term of Employment. The Company employs Employee and Employee accepts employment for an initial term of six (6) months beginning the date first set forth above, unless sooner terminated as provided subsequently in this Agreement. This Agreement will be extended for additional six (6) month terms unless either the Company or the Employee elect to terminate this Agreement by giving 30 day's written notice prior to lapse of the initial or any subsequent six (6) month term.

2. Title, Responsibility and Location. Employee shall serve as Chief Executive Officer and Chairman of the Board of Directors of the Company ("Board") and of certain of its subsidiaries, those being, at present, CBQ, Inc., a Texas corporation, Priority One Electronics Corporation, a Pennsylvania corporation, JAB Consulting, and Cyberquest, Inc., Texas and Colorado corporations, and shall report directly to the Board. Subject to applicable law and the overall policy directives of the Board, the Employee shall have complete autonomy with respect to the day-to-day management of the business and affairs of the Company and shall have all executive powers and authority which are necessary to enable him to discharge his duties as an officer of the Company.

3. Compensation and Benefits. The Company shall pay and/or provide the following compensation and benefits to the Employee during the term hereof, and the Employee shall accept the same as payment in full for all services rendered by the Employee to or for the benefit of the Company:

     3.1 Base Salary. A salary of $85,000 per annum during the initial term, and any subsequent six (6) month extension, of this Agreement shall be paid to the Employee by or on behalf of the Company (the "Base Salary"). The Base Salary shall be subject to review from time to time (not less frequently than at the end of each fiscal year of the Company) and, as a result, may be decreased or increased at the discretion of the Board in agreement with the Employee. The Base Salary shall accrue in equal monthly installments in arrears and shall be payable in accordance with the payroll practices of the Company in effect from time to time.

     3.2 Bonus. In addition to the Base Salary, the Company shall pay to Employee a bonus in accordance with the sole and unconditioned discretion of the Board.

     3.3 Stock Option and Stock Award Plan. The Employee shall be entitled to participate in the 1999 Stock Option and Stock Award Plan of the Company dated August 30, 1999, attached hereto as Exhibit A (the "Stock Option and Stock Award Plan"). The Employee shall receive, effective on execution of this Agreement, an option to acquire 25,000 shares of the Company's common stock. This option shall be automatically exercised by the Employee effective January 1, 2000, in lieu of a bonus under Section 3.2 of this Agreement for the year ended December 31, 1999. The option price shall be $2.125 per share, the market price for the common stock on the date of this Agreement. The price shall be paid through the delivery of services by the Employee to the Company for the period beginning October 1, 1999, and ending December 31, 1999. This option shall best on the Employee completing the initial three (3) month term of this Agreement without being terminated for cause, as set forth below. The Employee shall also receive, effective on execution of this Agreement, an option to acquire 500,000 shares of the Company's common stock during a five year period beginning April 1, 2000, and ending March 31, 2005, at a price of $2.125 per share, that being the "market price" for such stock on the effective date of this Agreement. This option shall vest on the Employee completing the initial six (6) month term of this Agreement without being terminated for cause, as set forth below. The shares to be issued under these two options shall be registered with the Securities and Exchange Commission under the Stock Option and Award Plan.

     3.4 Other Benefit Plans. In addition to the Stock Option and Stock Award Plan, the Employee shall be entitled to participate in all of the Company's incentive and benefit plans and arrangements, including, without limitation, all such plans or arrangements made available in the future by the Company to its senior executives, subject to and an a basis consistent with the terms, conditions and overall administration of such plans and arrangements, but on a basis no less favorable than that afforded to any other director, officer or employee of the Company.

     3.5 Life and Disability Insurance. The Company shall provide to Employee such life and disability insurance as may be subsequently negotiated and agreed between the Company and the Employee.

     3.6 Health Insurance and Medical Reimbursement Plan. The Company shall provide to Employee at the Company's expense complete health insurance (including, without limitation, medical, dental, hospital and optical) for Employee and Employee's spouse and dependents. The Company shall also provide to Employee at the Company's expense a medical reimbursement plan for Employee and Employee's spouse and dependents covering all medical, dental, hospital, optical and other costs not covered by the aforementioned health insurance.

     3.7 Vacation. Employee shall be entitled to the number of paid vacation days in each calendar year determined by the Board from time to time for the Company's senior executive officers, but not less than fifteen (15) business days in any calendar year. Employee shall also be entitled to all paid holidays given to the Company's senior executive officers.

     3.8 Automobile. During the term hereof the Company shall give Employee an allowance of $500 per month for the purpose of purchasing or leasing an automobile and the Company shall reimburse Employee for all charges incurred by him in connection with the use thereof, including, without limitation, insurance premiums and the costs of gasoline, oil and maintenance.

     3.9 Reimbursement of Expenses. The Company shall reimburse Employee for all expenses (including, without limitation, travel, meals, lodging and entertainment) incurred by Employee in connection with his performance of his duties hereunder. All such reimbursements shall be made by the Company immediately following presentation by Employee to the Company of appropriate documentation evidencing such expenses.

     3.10 Withholding and Other Deductions. All compensation payable to Employee hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to all applicable laws, rules, regulations and orders of any federal, state or local governmental authority.

4. Representations and Warranties. Employee represents and warrants to the Company that he is under no contractual or other restriction or obligation which is inconsistent with his execution, delivery and performance of this Agreement. The Company represents and warrants to Employee that the execution, delivery and performance of this Agreement by the Company have been duly authorized by the Board and no further corporate action on the part of the Company is necessary and that this Agreement constitutes the valid and binding obligation of the Company, enforceable by Employee against the company strictly in accordance with its terms (subject to laws in affect with respect to creditors, rights generally and applicable principles relating to equitable remedies).

5. Insurance and Indemnification. Employee shall be entitled to the following additional benefits:

     5.1 "Key-Man" Insurance. The Company shall have the right to purchase "key-man" life insurance covering employee, in the name and for the benefit of the Company and at the Company's expense, in any amount then obtainable. The Employee shall cooperate in all reasonable respects with the Company's efforts to obtain such insurance and shall submit to any required medical or other examination; provided; however, that if such medical or other examination cannot be conducted by the Employee's personal physician, then the Employee shall have the right to have his personal physician attend the examination.

     5.2 Insurance Covering Employee. The Company shall at the Company's expense provide insurance coverage to Employee to the same extent as other senior executives and directors of the Company with respect to (i) director's and officer's liability, (ii) errors and omissions and (iii) general liability.

     5.3 Indemnification. The Company shall indemnify the Employee and hold him harmless from and against any and all costs, expenses, losses, claims, damages, obligations and liabilities (including, without limitation, actual attorneys fees) arising out of or relating to any acts or omissions to act by Employee on behalf of or in the course of performing services for the Company and its subsidiaries, to the full extent permitted by any charter documents or bylaws of the Company or its subsidiaries as in effect on the date of this Agreement, or, if greater, as permitted by applicable law, provided that the indemnity afforded by any charter documents or bylaws of the Company or its subsidiaries shall never be greater than that permitted by applicable law. To the extent a change in applicable law permits greater indemnification than is now afforded by any charter documents or bylaws of the Company or its subsidiaries and a corresponding amendment shall not be made in said charter documents or bylaws, it is the intent of the parties hereto that the Employee shall enjoy the greater benefits so afforded by such change. If any claim, action, suit or proceeding is brought, or claim relating thereto is made, against the Employee with respect to which indemnity may be sought against the Company pursuant to the foregoing the Employee shall notify the Company in writing, and the Company shall have the right to participate in, and to the extent that it shall desire, in its discretion, assume and control the defense thereof, with counsel satisfactory to the Employee.

     5.4 Rights Not Exclusive. The foregoing rights conferred on the Employee shall not be exclusive of any other right which the Employee may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and such provisions shall survive the termination or expiration of this Agreement for any reason whatsoever.

6. Termination. This Agreement may be terminated as follows:

     6.1 Death or Total Disability of Employee. If the Employee dies, the Employee's employment shall automatically terminate. If the Employee becomes "totally disabled" during the term hereof, this Agreement may be terminated at the option of the Company. For purposes of this Agreement, the Employee shall be deemed "totally disabled" if the Employee becomes physically or mentally incapacitated or disabled or otherwise unable to discharge the Employee's duties for a period of one hundred twenty (120) consecutive calendar days or for one hundred fifty (150) calendar days (whether or not consecutive) in any one hundred eighty (180) calendar day period. Prior to termination of this Agreement as a result of disability, and notwithstanding any failure or inability of Employee to render services hereunder, the Company shall continue to pay and/or provide to the Employee all of the compensation and benefits provided for in this Agreement.

     6.2 Termination by the Company for Just Cause. (a) The Company may terminate the employment of the Employee for "Just Cause" on written notice by the Company to the Employee to such affect. For purposes of this Agreement, "Just Cause" means a determination by the Board in the exercise of its reasonable judgment that any of the following has occurred: (i) the willful and continued failure by the Employee to perform his duties and responsibilities for the Company and its subsidiaries under this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness or disability); (ii) the engaging by the Employee in any act which is intended to be, and is, materially injurious to the Company, financially or otherwise; (iii) the conviction of the Employee of a criminal offense involving fraud, dishonesty or other moral turpitude; or
     (iv) the engaging by the Employee in any intentional act of dishonesty resulting or intending to result, directly or indirectly, in personal gain to Employee at the Company's expense. (b) On termination of the Employee's employment for Just Cause, the Employee shall not be entitled to any severance, termination or other compensation payment other than compensation and other benefits to which the Employee is entitled to the date of termination of employment.

     6.3 Termination Without Just Cause for Good Reason. (a) The Company may terminate the employment of the Employee at any time without Just Cause on written notice by the Company to Employee. In addition, the Employee may terminate his employment for "Good Reason" on written notice by the Employee to the Company to such effect. For purposes of this Agreement, "Good Reason" shall mean (i) a substantial adverse alteration in the nature or status of the Employee's responsibilities with the Company; (ii) any transfer of 25% or more of the voting stock of the Company, any merger or consolidation of the Company into or with another entity or any sale of all or substantially all of the assets of the Company; or (iii) any purported termination of the Employee's employment which is not affected in accordance with this Agreement (which purported termination shall not be effective). Employee's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness or disability. Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. (b) On termination of the Employee's employment without Just Cause or for Good Reason, the Company shall have the following obligations: (i) if not theretofore paid, the Company shall pay to or to the order of Employee within ten (10) days after the date of termination of Employee's employment an amount equal to the product of $42,500 times a fraction, the numerator of which is equal to the number of months remaining in the term hereof beginning from the date the Employee receives written notice from the Company or gives written notice to the Company, as the case may be, and counting any fraction of a month as a whole month, and the denominator of which is six; (ii) the Company shall pay to the Employee all outstanding and accrued vacation pay and other benefits to the date of termination; and (iii) all outstanding options which are not then vested shall immediately vest and become exerciseable.

     6.4 No Mitigation. The Employee shall have no duty or obligation to mitigate damages, and if the Employee does choose to accept employment elsewhere after any breach or improper termination of this Agreement by the Company, then any income and other employment benefits received by the Employee by virtue of his employment by, or rendition of services for or on behalf of, any individual or entity other than the Company after such breach or improper termination shall not reduce the Company's obligation to make payments and afford benefits hereunder.

     6.5 No Offset. The Company shall have no right to offset against any payments or other benefits due to the Employee under this Agreement the amount of any claims it may have against Employee by reason of any breach or alleged breach of this Agreement by the Employee; provided, however, that the Company shall have the right to offset any amounts due the Company from Employee pursuant to any judgment (after exhaustion of all appeals) rendered by a court of competent jurisdiction in connection with any breach or alleged breach of this Agreement by the Employee.

7. SEC Filings. The Company or its counsel engaged to advise the Company with respect to filings with the United States Securities and Exchange Commission (the "SEC") shall give timely notice and advice to the Employee to the extent the Company has or is given information that should indicate to the Company or its counsel of any requirement that the Employee make filings with the SEC.

8. General Relationship. The Employee shall be considered an employee of the Company within the meaning of all federal, state and local laws, rules and regulations including, without limitation, laws, rules and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

9. Miscellaneous:

     9.1 Entire Agreement. This Agreement (including Exhibit A, which is incorporated by this reference) sets forth the entire understanding of the parties with respect to the subject matter of this Agreement, supersedes all existing agreements between them concerning that subject matter, and may be modified only by a written instrument duly executed by each party.

     9.2 No Assignment. This Agreement may not be assigned by any party without the prior written consent of the other party (which consent may be granted or withheld by such other party in the exercise of his or its sole and absolute discretion) , and any attempt to assign rights and duties without such written consent shall be null and void and of no force and effect. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding on the parties and their respective permitted successors and assigns.

     9.3 Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive the termination of this Agreement for any reason or no reason whatsoever for a period of three (3) years.

     9.4 Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any individual or entity not a party to this Agreement.

     9.5 Waiver. The failure of a party at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect that party's rights to subsequently enforce the same or any other provision, nor shall the waiver by any party of any breach of any provision of this Agreement be deemed to be a waiver by that party of any other breach of the same or any other provision of this Agreement.

     9.6 Headings. Headings contained in this Agreement are inserted solely for the convenience of the parties and are not a part, and are not intended to govern, limit or aid in the construction, of any term or provision in this Agreement.

     9.7 Notices. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, telecopier, sent by courier or other express private mail service, or mailed by certified, registered or express United States mail postage prepaid, and shall be deemed given upon receipt if delivered personally, telecopier, or sent by courier or other express private mail service, or if mailed when actually received as shown on the return receipt. Notices shall be addressed as set forth below or to such other address of which notice is so given.

     If to the Company, to:       CBQ, Inc
                                  4851 Keller Springs, Ste. 228
                                  Addison TX 75001
     With a copy to:              William J. Flannery III
                                  2095 E. Quail Run Rd.
                                  Rockwall TX   75087
     If to Employee, to:          John C. Harris
                                  P.O. Box 940547
                                  Plano TX 75095

     9.8 Severability. All provisions contained in this Agreement are severable, and in the event any one or more of them are held to be invalid by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid provision or provisions were not contained in this Agreement.

     9.9 Applicable Law and Jurisdiction. This Agreement is made with reference to the laws of the State of Texas, is governed by and construed in accordance with those laws, and any action brought under or arising out of this Agreement must be brought in any competent court within the State of Texas, County of Dallas.

     9.10 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover from the other party all costs and expenses (including, without limitation, attorneys' fees) incurred by the successful or prevailing party in that action or proceeding, in addition to any other relief to which the successful or prevailing party may be entitled.

     9.11 Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa

     9.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

The parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

CBQ, Inc.

By: /s/ Greg Allen
------------------
Greg Allen, President

/s/ John C. Harris
------------------
John C. Harris

                        EXHIBIT A TO EMPLOYMENT AGREEMENT

See attached 1999 Incentive Stock Option Plan (the "ISOP")